Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Premium Income Municipal Fund

811-7486


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012 and additionally adjourned to January 31, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of the issuance of additional common shares and the approval of an Agreement and Plan of Reorganization. The special meeting was subsequently adjourned to May 17, 2012.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
               7,688,511
             2,785,216
   Against
                  531,416
                269,119
   Abstain
                  290,158
                  40,305
   Broker Non-Votes
               2,336,171
                959,369
      Total
             10,846,256
             4,054,009



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
               7,593,304
             2,764,791
   Against
                  613,107
                288,544
   Abstain
                  303,674
                  41,305
   Broker Non-Votes
               2,336,171
                959,369
      Total
             10,846,256
             4,054,009

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
               8,593,082
             2,858,489
   Against
                  635,514
                252,262
   Abstain
                  289,731
                  71,086
      Total
               9,518,327
             3,181,837



To approve the issuance of additional
common shares.


   For
               8,539,450
                          -
   Against
                  665,231
                          -
   Abstain
                  313,646
                          -
      Total
               9,518,327
                          -



Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090039.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021940.